EXHIBIT (h)(4)

                      TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
                                SERVICE AGREEMENT

     THIS SERVICE AGREEMENT (this "Agreement") is made as of May 22, 2002, by and between TIAA-CREF Institutional Mutual Funds (the "Institutional Fund"), a Delaware business trust, and Teachers Advisors, Inc. ("Advisors"), a Delaware corporation.

                                    RECITALS

     1. The Institutional Fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and consists of the investment portfolios (each, a "Fund," together, the "Funds") listed on SCHEDULE A hereto, as amended from time to time.

     2. The Institutional Fund desires to retain Advisors to provide or to arrange for the provision of a variety of services to itself and the Funds, including, but not limited to, transfer agency, dividend disbursing, legal, accounting, administrative and shareholder services, in the manner and on the terms and conditions set forth in this Agreement.

     3. Advisors is willing to provide or to arrange for the provision of such services for the Institutional Fund and the Funds, including, but not limited to, transfer agency, dividend disbursing, legal, accounting, administrative and shareholder services, in the manner and on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Institutional Fund and Advisors hereby agree as follows:

     1. DUTIES OF ADVISORS.

        (a)  GENERALLY.

             (i) The Institutional Fund hereby engages Advisors to act as the Institutional Fund's general manager to provide, or to arrange for the provision of, directly or through third parties, transfer agency, dividend disbursing, legal, accounting, administrative and shareholder services to each Fund; and to provide or to arrange for the provision of such services subject to the supervision of the board of trustees of the Institutional Fund (the "Board"), for the period and on the terms and conditions set forth in this Agreement. Advisors hereby accepts such engagement and agrees during such period, at its own expense, to provide or to arrange for the provision of such services and to assume the obligations set forth in this Agreement for the compensation provided for herein.

             (ii) Subject to the provisions of the 1940 Act, Advisors may retain any affiliated or unaffiliated parties including, but not limited to, transfer agents, shareholder service agents, dividend-disbursing agents, attorneys, and accountants to perform any or all of the services set forth in this Agreement (any such party is hereafter referred to as a "Service Provider"). Advisors shall provide the Institutional Fund with reasonable notice of its intention to retain each such Service Provider and shall not retain a Service Provider until such Service Provider is approved by the Board.

             (iii) Advisors and each Service Provider shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Institutional Fund or a Fund in any way or otherwise be deemed an agent of the Institutional Fund or a Fund.

             (iv) Advisors and each Service Provider shall be subject to: (1) the restrictions of the Declaration of Trust and Bylaws, if any, of the Institutional Fund, as amended from time to time; (2) the provisions of the 1940 Act; (3) the statements relating to the Funds' investment objectives, investment policies and investment restrictions as set forth in the currently effective (and as amended from time to time) registration statement of the Institutional Fund (the "registration statement") under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act; and (4) any applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) GENERAL MANAGEMENT SERVICES. Advisors shall provide or arrange for the provision of all transfer agency, dividend disbursing, legal, accounting, administrative and shareholder services necessary for the operation of the Institutional Fund, including, without limitation, the services listed on SCHEDULE B hereto. Advisors may contract with qualified third parties for the provision of any of the services necessary for the operation of the Institutional Fund as described herein. Where Advisors engages such Service Providers, Advisors shall also, on behalf of the Institutional Fund, coordinate the activities of such Service Providers, as well as other agents, attorneys, brokers and dealers, insurers, investment subadvisers and such other persons in any such other capacity deemed to be necessary or desirable. Advisors shall make reports to the Board of its performance hereunder and shall furnish advice and recommendations with respect to such other aspects of the business and affairs of the Institutional Fund as the Board or Advisors shall consider desirable.

     2. ALLOCATION OF CHARGES AND EXPENSES.

          (a) ADVISORS. Advisors assumes the expense of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide the office space, equipment and facilities necessary for it to carry out its obligations under this Agreement, including, but not limited to, compensation of officers of the Institutional Fund, compensation of trustees of the Institutional Fund who are affiliated persons of Advisors, and fees of Service Providers.

          (b) INSTITUTIONAL FUND. The Institutional Fund assumes and shall pay or cause to be paid the following expenses of the Institutional Fund, including, without limitation: compensation of Advisors under this Agreement; custody fees; fees of independent accountants, fees of trustees who are not "interested persons" (as such term is defined in the 1940 Act) of the Institutional Fund (the "disinterested trustees"); brokerage commissions, dealer markups and other expenses incurred in the acquisition or disposition of any securities or other investments; costs, including the interest expense, of borrowing money; taxes; and extraordinary expenses (including litigation expenses and any other expenses determined by the Board to be extraordinary expenses).

     3.   COMPENSATION OF ADVISORS.

          (a) For the services rendered, the facilities furnished and expenses assumed by Advisors, the Institutional Fund shall pay to Advisors at the end of each calendar month a fee for each Fund calculated as a percentage of the daily net assets of the Fund at the annual rates set forth in SCHEDULE A of this Agreement. Advisors' fee is accrued daily at 1/365th of the applicable annual rate set forth in SCHEDULE A. For the purpose of the fee accrual, the daily net assets of each Fund are determined in the manner and at the times set forth in the Declaration of Trust or the current registration statement of the Institutional Fund and, on days on which the net assets are not so determined, the net asset value on the immediately preceding day on which the net assets were determined will be used.

          (b) In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within fifteen (15) business days of the date of termination.

          (c) For Retirement Class Shares, the fee may include part or all of the expense of any shareholder service plan adopted by the Institutional Fund.

     4. LIMITATION OF LIABILITY OF ADVISORS. Advisors shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Institutional Fund, except (a) for willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder, and (b) to the extent specified in section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation.

     5.   BOOKS AND RECORDS.

          (a) Advisors hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 and Rule 2a-7 under the 1940 Act, any and all records relating to each Fund required by Rule 31a-1 and Rule 2a-7 of the 1940 Act, except for those records relating to each Fund's investments that are required to be maintained pursuant to paragraphs (b)(5), (b)(6), (b)(7), (b)(9),
(b)(10) and (f) of Rule 31a-1 of the 1940 Act.

          (b) Advisors agrees that all books and records which it or any other Service Provider maintains for the Institutional Fund are the property of the Institutional Fund and further agrees to surrender promptly to the Institutional Fund any such books, records or information upon the Institutional Fund's request. All such books and records shall be made available, within five business days of a written request, to the Institutional Fund's accountants or auditors during regular business hours at Advisors' offices. The Institutional Fund or its authorized representative shall have the right to copy any records in the possession of Advisors or a Service Provider that pertain to the Institutional Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Institutional Fund free from any claim or assertion of rights by Advisors.

          (c) Advisors further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Institutional Fund has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

      6.   DURATION AND TERMINATION OF THIS AGREEMENT.

          (a) This Agreement shall not become effective unless and until it is approved by the Board of the Institutional Fund. This Agreement shall come into full force and effect on the date on which it is so approved, provided that it shall not become effective as to any subsequently created Fund until it has been approved by the Board specifically for such Fund. As to each Fund, the Agreement shall continue in effect from year to year so long as such continuance is specifically approved for such Fund at least annually by the Board, or by the vote of a majority of the outstanding votes attributable to the shares of such Fund.

          (b) This Agreement may be terminated at any time as to any Fund or to all Funds, without the payment of any penalty, by the Board of the Institutional Fund or by vote of a majority of the outstanding votes attributable to the shares of the applicable Fund, or by Advisors, on sixty (60) days written notice to the other party. If this Agreement is terminated only with respect to one or more, but less than all, of the Funds, the Agreement shall remain in effect with respect to the remaining Fund(s).

     7. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended as to each Fund by the parties only if such amendment is specifically approved by the Board of the Institutional Fund, or by the vote of a majority of the outstanding votes attributable to the shares of such Fund.

     8. DEFINITIONS OF CERTAIN TERMS. The terms "affiliated person," and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the votes" attributable to outstanding shares of a Fund means the lesser of (a) 67% or more of the votes attributable to such Fund present, in person or by proxy, at a meeting if the holders of more than 50% of such votes are present, in person or by proxy, or (b) more than 50% of the votes attributable to shares of the Fund.

     9. GOVERNING LAW. This Agreement shall be construed in accordance with laws of the State of New York, and applicable provisions of the 1940 Act.

     10. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed one instrument.

     12. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

                     (a)       If to the Institutional Fund -

                               TIAA-CREF Institutional Mutual Funds
                               730 Third Avenue
                               New York, New York 10017-3206
                               Attention:  President

                     (b)       If to Advisors -

                               Teachers Advisors, Inc.
                               730 Third Avenue
                               New York, New York 10017-3206
                               Attention: President

in each case with a copy to the General Counsel, TIAA-CREF, 730 Third Avenue, New York NY 10017, or to such other address as the Institutional Fund or Advisors shall designate by written notice to the other.

     13. NO LIABILITY OF SHAREHOLDERS. This Agreement is executed by the trustees of the Institutional Fund, not individually, but rather in their capacity as trustees under the Declaration of Trust made April 15, 1999, as amended. None of the shareholders of the Institutional Fund, trustees, officers, employees or agents of the Institutional Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Institutional Fund and, if the obligation or claim relates to the property held by the Institutional Fund for the benefit of one or more but fewer than all Funds, then only to the property held for the benefit of that affected Fund.

     14. MISCELLANEOUS. Captions in this Agreement are included for convenience or reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the Institutional Fund and Advisors have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first above written.

TIAA-CREF INSTITUTIONAL MUTUAL FUNDS


By: /s/ MARTIN E. GALT, III        Attest: /s/ ILANA R. MARCUS
---------------------------                ----------------------------------
Title: President                   Title: Senior Counsel and Assistant Secretary

TEACHERS ADVISORS, INC.


By: /s/ SCOTT C. EVANS             Attest: /s/ ILANA R. MARCUS
--------------------------------           ---------------------------------
Title: Executive Vice President    Title: Senior Counsel and Assistant Secretary

                                   SCHEDULE A

----------------------------------------------------------------------------------------------------------
                                                                            SERVICE FEE (AS A PERCENTAGE
                                               DATE APPROVED               OF THE AVERAGE DAILY VALUE OF
                     NAME OF FUND               OR AMENDED                     THE FUND'S NET ASSETS)
----------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.03%
----------------------------------------------------------------------------------------------------------
GROWTH EQUITY FUND
           Institutional Class                 May 22, 2002                              0.04%
----------------------------------------------------------------------------------------------------------
GROWTH & INCOME FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.04%
----------------------------------------------------------------------------------------------------------
LARGE-CAP VALUE FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.04%
           Retail Class                        May 22, 2002                              0.33%
----------------------------------------------------------------------------------------------------------
MID-CAP GROWTH FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.04%
           Retail Class                        May 22, 2002                              0.33%
----------------------------------------------------------------------------------------------------------
MID-CAP VALUE FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.04%
           Retail Class                        May 22, 2002                              0.33%
----------------------------------------------------------------------------------------------------------
SMALL-CAP EQUITY FUND
           Retirement Class                    July 17, 2002                             0.29%
           Institutional Class                 July 17, 2002                             0.04%
           Retail Class                        May 22, 2002                              0.19%
----------------------------------------------------------------------------------------------------------
EQUITY INDEX FUND
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
S&P 500 INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
INTERNATIONAL EQUITY INDEX FUND
           Retirement Class                    May 22, 2002                              0.28%
           Institutional Class                 May 22, 2002                              0.03%
----------------------------------------------------------------------------------------------------------
LARGE-CAP GROWTH INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
LARGE-CAP VALUE INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
MID-CAP BLEND INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
MID-CAP GROWTH INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
MID-CAP VALUE INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
SMALL-CAP BLEND INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
SMALL -CAP GROWTH INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
SMALL -CAP VALUE INDEX FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------
SOCIAL CHOICE EQUITY FUND
           Retirement Class                    May 22, 2002                              0.27%
           Institutional Class                 May 22, 2002                              0.02%
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
REAL ESTATE SECURITIES FUND
           Retirement Class                    May 22, 2002                              0.29%
           Institutional Class                 May 22, 2002                              0.04%
           Retail Class                        May 22, 2002                              0.33%
----------------------------------------------------------------------------------------------------------
BOND FUND
           Institutional Class                 May 22, 2002                              0.04%
----------------------------------------------------------------------------------------------------------
INFLATION-LINKED BOND FUND
           Institutional Class                 May 22, 2002                              0.03%
           Retail Class                        May 22, 2002                              0.18%
----------------------------------------------------------------------------------------------------------
MONEY MARKET FUND
           Institutional Class                 May 22, 2002                              0.03%
----------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                         LIST OF ADMINISTRATIVE SERVICES

A.   TRANSFER AGENCY SERVICES.

     (1) Receive for acceptance, orders for the purchase of Institutional Fund shares, and promptly delivering payment and appropriate documentation thereof to any Service Provider acting as custodian.

     (2) Issue, pursuant to purchase orders, the appropriate number of the Institutional Fund's shares and holding such shares in the appropriate account.

     (3) Receive for acceptance redemption requests and redemption directions and delivering the appropriate documentation to any Service Provider acting as custodian.

     (4) Effect transfers of Institutional Fund shares by the registered owners thereof upon receipt of appropriate instructions.

     (5) Prepare and transmit payments for dividends and distributions declared by the Institutional Fund.

     (6) Maintain records of accounts for shareholders and advising the Institutional Fund and its shareholders as to the foregoing.

     (7) Handle shareholder relations, and provide reports and other information and services related to the maintenance of shareholder accounts.

     (8) Record the issuance of shares of the Institutional Fund and maintaining pursuant to Rule 17Ad-10(e) under the 1934 Act a record of the total number of shares of the Institutional Fund that are authorized, based upon data provided by the Institutional Fund, and issued and outstanding.

     (9) Perform or arrange for the performance of shareholder services funded by any shareholder service plan adopted for any class of shares under a multiclass plan and approved by the Board of the Institutional Fund.

     (10) Perform or arrange for the performance of any other customary services of a transfer agent or dividend-disbursing agent for a registered investment company.

B.   ACCOUNTING.

     (1)  Prepare expense budgets.

     (2) Monitor actual expenses and update budgets/expense accruals as necessary.

     (3)  Prepare and file Forms N-SAR.

     (4)  Prepare financial information for Board meetings.

     (5) Calculate total return information and other statistical information, including undistributed income and capital gains with respect to condensed financial information for review by management.

     (6)  Calculate dividend amounts available for distribution.

     (7)  Coordinate review of dividends by management and auditors.

     (8)  Notify transfer agent of authorized dividend rates.

     (9) Prepare financial statements including financial highlights and expense tables.

     (10) Continuously monitor portfolio activity to ensure compliance with Internal Revenue Service requirements pertaining to regulated investment companies.

     (11) Determine allocation of invoices among Funds and authorize payment of expenses.

     (12) Make appropriate representations in conjunction with audit.

     (13) Maintain accounting records for each Fund as specified in Section 5(a) of this Agreement.

     (14) Calculate the net asset value of each Fund and the net asset value per share of each class of shares at such times and in such manner as specified in the Institutional Fund's current registration statement and at such other times upon which the Institutional Fund may from time to time request.

     (15) Prepare and file all federal, state and local tax returns and reports relating to each Fund.

     (16) Coordinate review and approval by portfolio managers of portfolio listings to be included in financial statements, with respect to the preparation and printing of shareholder reports.

     (17) Perform or arrange for the performance of any other customary accounting services for a registered investment company.

C.   ADMINISTRATIVE SERVICES.

     (1) Review agenda and assemble Board materials for quarterly Board meetings; prepare supporting information when necessary; prepare minutes of Board and committee meetings.

     (2)  Prepare and review Board material.

     (3) Review and provide regulatory compliance advice to the distributor and the Institutional Fund regarding sales literature and marketing plans.

     (4) Continuously monitor portfolio activity and related functions and perform appropriate tests in conjunction with all applicable regulatory requirements.

     (5) Identify the services to which the Funds report performance information. Provide information as requested on performance questionnaires.

     (6) Prepare management letter and coordinate production of Management Discussion and Analysis, with respect to the preparation and printing of shareholder reports.

     (7) Prepare selected portfolio information for inclusion in Board material.

     (8) Assist in presentation to Board as desired by officers of the Institutional Fund.

     (9) Prepare responses to various performance questionnaires; coordinate, as necessary, and submit responses to the appropriate agency.

     (10) Prepare semi-annual and annual shareholder reports and coordinate auditor and management review.

     (11) Prepare, or assist in the preparation of, and file notices with state securities regulators regarding the sale of Institutional Fund shares.

     (12) Develop and implement procedures for monitoring compliance with regulatory requirements and compliance with each Fund's investment objective, policies and restrictions as established by the Board, perform compliance testing and approve resolution of compliance issues.

     (13) Approve dividend rates; obtain Board approval when required.

     (14) Coordinate activities of other Service Providers.

     (15) Review drafts and coordinate review process of Forms N-1A updates and prospectus supplements.

     (16) Coordinate printing, EDGAR conversion and filing with the SEC with outside printers of Forms N-1A.

     (17) Maintain and preserve the corporate records of the Institutional Fund, including each Fund.

     (18) Approve tax positions taken regarding qualification as a registered investment company.

     (19) Approve distributions.

     (20) Create and maintain such records relating to the business of the Institutional Fund as the Institutional Fund may from time to time reasonably request.

     (21) Perform or arrange for the performance of any other customary administrative services for a registered investment company.


D. OTHER. Other services for the ordinary operation of the Institutional Fund and the Funds which may be agreed to by the Institutional Fund and Advisors.